Exhibit 99.2

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust (REIT) that primarily owns, manages, leases, acquires and repositions office properties in emerging, high-growth submarkets of Manhattan.

•      SL Green’s common stock and Preferred Income Equity Redeemable Shares (“PIERS” SM), are listed on the New York Stock Exchange, and trade under the symbols: SLG and SLG PrA respectively.

•      SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not reiterated in this supplemental financial package.  This supplemental financial package is available through the Company’s Internet site.

•      This data is presented to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the prospective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Michael W. Reid or Thomas E. Wirth at michael.reid@slgreen.com or tom.wirth@slgreen.com or at 212-594-2700.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company.  Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the three months ended March 31, 2003 that will subsequently be released on Form 10-Q to be filed on or before May 15, 2003.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile
Financial Highlights
Balance Sheets
Statements of Operations
Joint Venture Statements
Statement of Stockholders’ Equity
Funds From Operations

Selected Financial Data

Summary of Debt and Ground Lease Arrangements

Mortgage Investments and Preferred Equity

Property Data
Composition of Property Portfolio
Top Tenants
Leasing Activity Summary
Lease Expiration Schedule

Summary of Acquisition/Disposition Activity
Supplemental Definitions
Corporate Information

CORPORATE PROFILE

SL Green Realty Corp. (the “Company”) was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc. founded in 1980 by Stephen L. Green, our current Chairman and Chief Executive Officer. For more than 20 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through the acquisition, redevelopment and repositioning of Manhattan office properties and releasing and managing these properties for maximum cash flow.

Looking forward, SL Green Realty Corp. will continue its opportunistic investment philosophy through three established business lines:  investment in long term core properties, investment in opportunistic assets and structured finance investments.  This three-legged investment strategy will allow SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

Today, the Company is the only fully integrated, self-managed, self-administered Real Estate Investment Trust (REIT) exclusively focused on owning and operating office buildings in Manhattan. SL Green is a pure play for investors to own a piece of New York.

FINANCIAL HIGHLIGHTS

FIRST QUARTER 2003

UNAUDITED

FINANCIAL RESULTS

Funds From Operations (FFO) before minority interest for the first quarter 2003 totaled $30.2 million, or $0.85 per share (diluted), a 9% increase compared to the same quarter in 2002 when FFO totaled $27.0 million, or $0.78 per share (diluted).

Net income available for common shareholders for the first quarter 2003 totaled $33.9 million, or $1.01 per share (diluted), an increase of 102% as compared to the same quarter in 2002 when net income totaled $15.2 million, or $0.50 per share (diluted).  The 2003 results include $0.50 per share gain on sale of 50 West 23rd Street, which had been previously classified as a discontinued operation.  Excluding the gain, net income would have totaled $16.1 million, or $0.51 per share, a 2% increase over the prior year.

Funds available for distribution (FAD) for the first quarter 2003 increased to $0.68 per share (diluted) versus $0.62 per share (diluted) in the prior year, a 10% increase.

The Company’s dividend payout ratio was 54.3% of FFO and 67.6% of FAD before first cycle leasing costs.

CONSOLIDATED RESULTS

Total quarterly revenues increased 16% in the first quarter to $68.7 million compared to $59.4 million last year.  The $9.3 million growth in revenue resulted from the following items:

•      $5.1 million increase from 2003 acquisitions

•      $3.3 million increase from the 2003 same-store portfolio

•      $0.7 million increase in other income

•      $0.5 million increase in non-same-store revenue

•      $0.7 million decrease in preferred equity and investment income

The Company’s EBITDA increased $3.4 million to $39.3 million, however margins before ground rent decreased to 68.5% compared to 74.0% for the same period last year.  The decrease in margins is due to increased operating costs, primarily insurance and seasonal fuel and steam costs that have low recovery rates.  After ground rent, margins decreased in 2003 to 63.4% from 68.0% in the corresponding period 2002.  The following items drove EBITDA improvements:

(1)   Consolidated GAAP NOI increased $3.6 million:

•      $3.0 million increase from 2003 property acquisitions of 220 East 42nd Street (February 2003) and 125 Broad Street (March 2003).

•      $0.8 million increase from the equity in income from unconsolidated joint ventures (primarily due to the acquisition of 1515 Broadway (May 2002)).

•      $0.4 million increase from non same-store property results, inclusive of 50 West 23rd Street and Shelton, Connecticut properties.

•      $0.9 million decrease from the 2003 same-store properties mainly due to $4.4 million of increased operating costs resulting from (i) increased real estate taxes ($2.1 million) due to higher assessed values and tax rates, (ii) increased insurance costs ($0.7 million) due to higher premiums on the annual policy which commenced October 2002, and (iii) increased fuel and steam expense due to higher oil prices and colder winter temperatures through 2003 ($1.0 million).

The increased operating costs were partially offset by a $3.5 million increase in GAAP revenues from (i) rental revenue increases of $1.9 million as GAAP replacement rents were 31% higher than previous fully-escalated rents,  (ii) higher reimbursement revenues ($1.0 million) largely due to higher real estate tax escalation income ($1.2 million) partially off-set by a reduction in other escalations, and (iii) $0.6 million increase from higher weighted-average occupancy in 2003 (96.8%) compared to 2002 (96.5%).

(2)   $0.7 million decrease in investment and preferred equity income primarily due to an decrease in the weighted-average asset balance from $188.6 million to $125.2 million.  The weighted average yield decreased from 12.63% to 12.38% due mainly to lower LIBOR.

(3)   $0.7 million increase in other income primarily due to asset management fees earned on joint ventures ($0.4 million) and a gain on sale of mortgage recording tax credits ($0.3 million).

FFO improved $3.2 million primarily as a result of:

•      $3.4 million increase in EBITDA.

•      $1.5 million increase in FFO adjustment from unconsolidated joint ventures.

•      $1.2 million decrease from higher interest expense.

•      $0.5 million decrease from increase amortization of finance costs from the early refinancing of the Company’s unsecured revolving line of credit.

The $1.2 million increase in interest expense was primarily due to higher average debt levels associated with new investment activity ($1.6 million) and the funding of ongoing capital projects and working capital requirements ($0.1 million).  These increases were partially offset by reduced loan balances due to previous disposition activity ($0.5 million) and lower interest rates ($0.1 million).

SAME-STORE RESULTS

Same-store cash NOI decreased $0.2 million to $27.7 million in 2003 due to a $4.4 million increase in operating costs, partially offset by a $4.3 million increase in cash revenue.  Cash operating margins before ground rent decreased from 57.7% to 53.8%.

GAAP NOI decreased by $1.0 million over the prior year, and GAAP operating margins before ground rent decreased from 62.3% to 57.0%.

The $4.4 million increase in same-store operating expenses resulted from:

1.     $2.1 million (30%) increase in real estate taxes due to higher property value assessments and an increase to the tax rate.

2.     $1.0 million (110%) increase in steam and heating fuel costs primarily due to the colder temperatures and higher oil prices.

3.     $0.7 million (267%) increase in insurance costs due to higher premiums from the Company’s insurance policy that was renewed in October 2002.

4.     $0.2 million (5%) increase in repairs, maintenance and cleaning expenses (inserted bullet from press release)

5.     $0.3 million (33%) increase in management, professional and advertising costs.

The $4.3 million increase in cash revenue was due to:

1.     $2.5 million increase in cash rental revenue due to (i) a $1.7 million increase resulting from higher replacement rents including early renewals on approximately 59,000 rentable square feet that were 26% greater than previously fully escalated rents and (ii) $0.8 million from increased cash revenue from rent-steps and reduced free rent.

2.     $1.0 million increase in escalation and reimbursement income due to the higher escalation revenue from real estate taxes.

3.     $0.6 million from higher weighted-average occupancy in 2003 (96.8%) compared to 2002 (96.5%).

The electric recovery rate for the quarter was approximately 93%.

QUARTERLY LEASING HIGHLIGHTS

Vacancy at December 31, 2002 was 358,910 useable square feet net of holdover tenants.  During the quarter, the Company sold 50 West 23rd Street, reducing vacancy by 9,467 useable square feet and acquired 220 East 42nd Street and 125 Broad Street, increasing vacancy by 97,309 useable square feet.  During the quarter, 368,221 additional useable office square feet became available at an average escalated cash rent of $40.71 per rentable square foot.  Space available before holdovers to lease during the quarter totaled 814,961 useable square feet, or 6.3% of the total portfolio.

During the first quarter,  55 leases were signed totaling 215,195 useable square feet.  New cash rents averaged $37.65 per rentable square foot.  Replacement rents were 3.5% greater than rents on previously occupied space, which had fully escalated cash rents averaging $36.39 per rentable square foot.  The average lease term was 6.8 years and average tenant concessions were 4.0 months of free rent with an allowance of $20.96 per rentable square foot.  Including early renewals and excluding holdover tenants, the tenant renewal rate was 13.1% based on square feet expiring.  The renewal rate increases to 38% inclusive of the sub-tenants at One Park Avenue that became direct tenants.  Seventeen leases have expired comprising 24,313 useable square feet that are in a holdover status.  This results in 575,453 useable square feet (net of holdovers) remaining available as of March 31, 2003.

The overall average lease term on the quarterly leasing activity was 6.2 years.

The Company signed 5 office leases for 28,811 useable square feet that were for early renewals.  The early renewals for space were not scheduled to become available until after the first quarter of 2004.  The Company was able to renew current office tenants at an average cash rent of $29.70 per rentable square foot, representing an increase of 15.7% over the previously fully escalated rents of $25.67.  The average lease term on the office early renewals was 4.4 years.

PROPERTY ACTIVITY

220 East 42nd Street

In February 2003, the Company completed the previously announced acquisition of the 1.1 million square foot office property located at 220 East 42nd Street known as The News Building, a property located in the Grand Central and United Nations marketplace, for a purchase price of $265.0 million.     Prior to the acquisition, the Company held a $53.5 million preferred equity investment in the property which was paid in full at closing.  In connection with the redemption of the Company’s preferred equity investment, the Company earned a premium totaling $4.4 million that is being accounted for as a reduction in basis adjusting the effective purchase price to $260.6 million.    In connection with this acquisition, the Company assumed a $158.0 million mortgage, which matures in September 2004 and bears interest at LIBOR plus 1.76%, and issued approximately 376,000 units of limited partnership interest in the SL Green Operating Partnership, having an aggregate value of approximately $11.3 million.  In addition, the Company’s $53.5 million preferred equity investment in The News Building was redeemed in full.  The remaining $42.2 million of the purchase price was funded from borrowings under the Company’s unsecured credit facility.  This included the repayment of a $28.5 million mezzanine loan on the property.

125 Broad Street

In March 2003, the Company acquired condominium interests in 125 Broad Street for approximately $92.0 million.  The Company assumed the $76.6 million first mortgage currently encumbering this property.  The mortgage matures in October 2007 and bears interest at 8.29%.  In addition, the Company issued 52,000 units of limited partnership interests in the SL Green Operating Partnership, having an aggregate value of approximately $1.6 million.  The property is encumbered by a ground lease that expires in 2067 that the company can acquire in the future at a fixed price.

50 West 23rd Street

In March 2003 the Company sold 50 West 23rd Street for $66.0 million or approximately $198 per square foot.  The Company acquired the building at the time of its IPO in August of 1997, at a purchase price of approximately $36.6 million.  Since that time the building was upgraded and repositioned, enabling the Company to realize a gain of approximately $19.2 million.  The proceeds of the sale were used to pay off an existing $21.0 million first mortgage and substantially all of the balance was reinvested into the acquisitions of 220 East 42nd Street (The News Building) and 125 Broad Street to effectuate a partial 1031 tax-free exchange.

OTHER ACTIVITY

Structured Finance Activity

During January 2003, the Company originated a $15.0 million structured finance investment with an initial yield of 12.5%.  Also in January 2003, the Company originated an $8.0 million preferred equity investment with an initial yield of 12.0%.

As of March 31, 2003 the par value of the Company’s structured finance and preferred equity investments totaled $114.5 million.  The weighted balance outstanding over the quarter was $125.2 million.  During the first quarter 2003 the weighted average yield was 12.4%.  The quarter end run rate was 12.8%.

673 First Avenue Mortgage

In February 2003 the Company completed a $35.0 million first mortgage financing of the property located at 673 First Avenue.  The mortgage bears interest at 5.67% and matures in February 2013.  The proceeds were used to pay down the outstanding balance on the Company’s unsecured line of credit.

Line of Credit Renewal

In March 2003, the Company renewed its $300.0 million unsecured revolving credit facility with a group of 13 banks led by Fleet National Bank.  The Company has an option to increase the capacity under this credit facility to $375.0 million.  The unsecured revolving credit facility has a term of three years and bears interest at a spread ranging from 130 basis points to 170 basis points over LIBOR, based on the Company’s leverage ratio.  As of the refinancing date, the Company’s current borrowing rate decreased from 150 basis points over LIBOR to 140 basis points over LIBOR.

COMMON AND PREFERRED DIVIDENDS

On March 15, 2003 the Company declared a dividend of $0.465 per common share for the quarter ended March 31, 2003.  This dividend reflects the regular quarterly dividend, which is the equivalent of an annualized dividend of $1.86 per common share.

The Company also declared a dividend of $0.50 per share of Preferred Income Equity Redeemable Stock for shareholders of record as of March 31, 2003.  Both dividends were paid on April 15, 2003.

OTHER

Annually, the Company adjusts the same-store pool to include all properties owned for a minimum of twelve months (since January 1, 2002).  The 2003 same-store pool includes the following wholly-owned properties:

2003 SAME-STORE

673 First Avenue	1140 Avenue of the Americas	420 Lexington Avenue
470 Park Avenue South	1466 Broadway	70 West 36th Street
555 West 57th Street	440 Ninth Avenue	1414 Avenue of the Americas
711 Third Avenue	1372 Broadway	292 Madison Avenue
286 Madison Avenue	290 Madison Avenue	17 Battery Place North
1370 Broadway	110 East 42nd Street	317 Madison Avenue

FINANCIAL HIGHLIGHTS

First Quarter

Unaudited

	March 31,
	2003	2002
Operational Information
Total Revenues ($000's)	$68,683	$59,372

Funds from Operations
FFO per share- diluted	$0.85	$0.78
FFO Payout	54.29%	56.82%

Funds Available for Distribution
FAD per share- diluted	$0.68	$0.62
FAD Payout	67.63%	71.84%

Net Income from Continuing Operations - Diluted	$0.49	$0.48
Net Income to Common Shareholders - Diluted	$1.01	$0.50

Dividends per share	$0.465	$0.443

Weighted Average Shares Outstanding - Diluted	38,182	32,905

Same-Store Cash NOI	$27,682	$27,920

Equity Capitalization Data	$1,018,972	$1,085,745
Total Assets	$1,755,819	$1,367,985

Total Consolidated Debt	$787,290	$460,186
Minority Interest	$55,309	$47,295
Preferred Stock	$111,852	$111,353

Quarter End Closing Price - SLG Common Stock	$30.56	$33.60
Total Market Capitalization	$2,317,455	$1,920,995

Ratios
Consolidated Debt to Total Market Capitalization	40.98%	29.20%
Combined Debt Allocated	51.07%	37.49%

Consolidated Fixed Charge	2.64	2.47
Combined Fixed Charge	2.41	2.29

Portfolio
Total Buildings
Directly Owned	20	19
Joint Ventures	6	6
	26	25

Total SF	12,860,000	10,036,000
End of Quarter Occupancy - Total	95.5%	97.0%
End of Quarter Occupancy - 2003 Same Store	96.8%	96.5%

COMPARATIVE BALANCE SHEETS

Unaudited

(000's omitted)

	3/31/2003	3/31/2002	+/-	12/31/2002	+/-	9/30/2002	+/-
Assets
Commercial real estate properties, at cost:
Land & land interests	182,510	138,337	44,173	131,078	51,432	131,078	51,432
Buildings & improvements fee interest	981,971	699,610	282,361	683,165	298,806	675,499	306,472
Buildings & improvements leasehold	150,375	145,012	5,363	149,326	1,049	147,911	2,464
Buildings & improvements under capital lease	12,208	12,208	-	12,208	-	12,208	-
	1,327,064	995,167	331,897	975,777	351,287	966,696	360,368
Less accumulated depreciation	(130,675)	(108,034)	(22,641)	(126,669)	(4,006)	(119,056)	(11,619)
	1,196,389	887,133	309,256	849,108	347,281	847,640	348,749
Other Real Estate Investments:
Investment in unconsolidated joint ventures	213,802	124,958	88,844	214,644	(842)	217,108	(3,306)
Mortgage loans receivable	93,145	127,669	(34,524)	78,245	14,900	127,293	(34,148)
Preferred equity investments	21,351	61,451	(40,100)	67,395	(46,044)	67,416	(46,065)
					-
Assets held for sale	16,226	-	16,226	41,536	(25,310)	41,185	(24,959)
Cash and cash equivalents	24,619	12,429	12,190	58,020	(33,401)	13,450	11,169
Restricted cash:
Tenant security	20,709	18,714	1,995	20,656	53	19,115	1,594
Escrows & other	38,326	18,412	19,914	8,426	29,900	13,423	24,903
Tenant and other receivables, net of $6,089 reserve at 3/31/03	8,921	7,754	1,167	6,587	2,334	8,066	855
Related party receivables	5,213	3,417	1,796	4,868	345	4,832	381
Deferred rents receivable, net of reserve for tenant credit loss of $6,915 at 3/31/03	57,223	53,816	3,407	55,731	1,492	54,992	2,231
Investment in and advances to affiliates	3,733	2,811	922	3,979	(246)	3,146	587
Deferred costs, net	37,251	34,416	2,835	35,511	1,740	34,957	2,294
Other assets	18,911	15,005	3,906	28,464	(9,553)	14,569	4,342

Total Assets	1,755,819	1,367,985	387,834	1,473,170	282,649	1,467,192	288,627

COMPARATIVE BALANCE SHEETS

Unaudited

(000's omitted)

	3/31/2003	3/31/2002	+/-	12/31/2002	+/-	9/30/2002	+/-
Liabilities and Stockholders’ Equity
Mortgage notes payable	621,469	408,186	213,283	367,503	253,966	374,800	246,669
Unsecured term loan	100,000	-	100,000	100,000	-	-	100,000
Revolving credit facilities	51,000	86,931	(35,931)	74,000	(23,000)	173,931	(122,931)
Derivative Instruments-fair value	11,553	2,002	9,551	10,962	591	8,540	3,013
Accrued interest payable	2,917	1,617	1,300	1,806	1,111	1,945	972
Accounts payable and accrued expenses	36,906	24,386	12,520	41,197	(4,291)	33,935	2,971
Deferred compensation awards	-	671	(671)	1,329	(1,329)	671	(671)
Deferred revenue	27,337	1,676	25,661	3,096	24,241	3,777	23,560
Capitalized lease obligations	15,937	15,644	293	15,862	75	15,895	42
Deferred land lease payable	14,786	14,246	540	14,626	160	14,466	320
Dividend and distributions payable	17,859	16,596	1,263	17,436	423	16,693	1,166
Liabilities related to assets held for sale	14,821	-	14,821	21,321	(6,500)	21,414	(6,593)
Security deposits	20,928	19,019	1,909	20,948	(20)	19,420	1,508
Total Liabilities	935,513	590,974	344,539	690,086	245,427	685,487	250,026

Minority interest (2,404 units outstanding) at 3/31/03	55,309	47,295	8,014	44,718	10,591	44,941	10,368

8% Preferred Income Equity Redeemable Shares $0.01 par value, $25.00 mandatory liquidation preference, 4,600 outstanding	111,852	111,353	499	111,721	131	111,599	253

Stockholders’ Equity
Common stock, $.01 par value 100,000 shares authorized, 30,939 issued and outstanding at 3/31/03	309	301	8	304	5	303	6
Additional paid – in capital	603,907	585,509	18,398	592,585	11,322	591,668	12,239
Deferred compensation plans & officer loans	(9,224)	(7,336)	(1,888)	(5,562)	(3,662)	(5,987)	(3,237)
Accumulated other comprehensive loss	(11,375)	(1,709)	(9,666)	(10,740)	(635)	(8,279)	(3,096)
Retained earnings	69,528	41,598	27,930	50,058	19,469	47,460	22,068
Total Stockholders’ Equity	653,145	618,363	34,782	626,645	26,500	625,165	27,980

Total Liabilities and Stockholders’ Equity	1,755,819	1,367,985	387,834	1,473,170	282,649	1,467,192	288,627

COMPARATIVE STATEMENTS OF OPERATIONS

Unaudited

($000's omitted)

	Three Months Ended				Three Months Ended		Three Months Ended
	Mar-03	Mar-02	+/-%		Dec-02%		Sep-02%
Revenues
Rental revenue, net	51,621	43,805	7,816	18%	46,791	10%	45,704	13%

Free rent	1,385	1,536	(151)	-10%	853	62%	1,483	-7%
Amortization of free rent	(758)	(828)	70	-8%	(1,118)	-32%	(793)	-4%
Net free rent	627	708	(81)	-11%	(265)	-337%	690	-9%

Straight-line rent	1,460	1,794	(334)	-19%	1,191	23%	1,473	-1%
Allowance for S/L tenant credit loss	(428)	(513)	85	-17%	(634)	-33%	(974)	-56%
Escalation and reimbursement revenues	8,460	6,506	1,954	30%	6,694	26%	8,824	-4%
Signage rent	325	466	(141)	-30%	564	-42%	191	70%
Preferred equity investment income	1,556	1,911	(355)	-19%	1,975	-21%	1,960	-21%
Investment income	3,361	3,720	(359)	-10%	3,977	-15%	3,871	-13%
Other income	1,701	975	727	75%	2,305	-26%	1,095	55%
Total Revenues, net	68,683	59,372	9,311	16%	62,597	10%	62,835	9%
Equity in income/(loss) from affiliates	(97)	(84)	(13)	15%	47	-306%	21	-561%
Equity in income from unconsolidated joint ventures	4,176	3,333	843	25%	5,270	-21%	5,784	-28%

Operating expenses	17,094	13,323	3,771	28%	14,523	18%	15,990	7%
Ground rent	3,164	3,159	5	0%	3,159	0%	3,159	0%
Real estate taxes	9,998	7,059	2,939	42%	7,653	31%	7,688	30%
Marketing, general and administrative	3,186	3,202	(16)	0%	3,563	-11%	3,160	1%
Total Operating Expenses	33,442	26,743	6,699	25%	28,898	16%	29,997	11%

EBITDA	39,320	35,878	3,442	10%	39,016	1%	38,643	2%

Interest	9,652	8,418	1,234	15%	9,112	6%	9,069	6%
Depreciation and amortization	10,883	9,267	1,616	17%	10,330	5%	9,711	12%

Income Before Minority Interest and Items	18,785	18,193	592	3%	19,574	-4%	19,863	-5%

Income from Discontinued Operations	867	553	314	57%	758	14%	744	17%
Gain on sale of Discontinued Operations	17,827	-	17,827	0%	-	0%	-	0%
Minority interest - OP	(1,132)	(1,110)	(22)	2%	(1,166)	-3%	(1,171)	-3%
Net Income	36,347	17,636	18,710	106%	19,166	90%	19,436	87%

Dividends on preferred shares	2,300	2,300	(0)	0%	2,300	0%	2,300	0%
Preferred stock accretion	131	123	8	7%	123	7%	123	7%
Net Income Available For Common Shares Holders	33,916	15,213	18,703	123%	16,743	103%	17,013	99%

Ratios
MG&A to Real Estate Revenue, net	5.13%	6.07%			6.56%		5.65%
MG&A to Total Revenue, net	4.64%	5.39%			5.69%		5.03%
Operating Expense to Real Estate Revenue, net	27.54%	25.25%			26.73%		28.60%
EBITDA to Real Estate Revenue, net	63.35%	67.99%			71.80%		69.12%
EBITDA before Ground Rent to Real Estate Revenue, net	68.45%	73.98%			77.61%		74.77%

	Three Months Ended				Three Months Ended		Three Months Ended
	Mar-03	Mar-02	+/-%		Dec-02%		Sep-02%
Per share data:

Earnings per Share
Net income per share (basic)	1.11	0.51	0.60	118%	0.55	102%	0.56	98%
Net income per share (diluted)	1.01	0.50	0.51	102%	0.54	87%	0.54	87%

Taxable Income
Net Income Available For Common Shares Holders	33,916	15,213	18,703	123%	16,743	103%	17,013	99%
Book/Tax Depreciation Adjustment	2,546	1,803	743	41%	2,349	8%	2,045	24%
Book/Tax Gain Recognition Adjustment	(12,827)	-	(12,827)	0%	0	0%	0	0%
Other Operating Adjustments	(4,100)	(3,572)	(528)	15%	(1,058)	288%	(1,736)	136%
C-corp Earnings	97	85	12	14%	(49)	-298%	(21)	-562%
Taxable Income	19,632	13,529	6,103	45%	17,985	9%	17,301	13%

Dividend per share	0.465	0.4425	0.02	5%	0.465	0%	0.4425	5%
Estimated payout of taxable income	84%	98%	(0.14)	-14%	91%	91%	-8%
Basic weighted average common shares	30,706	29,992	714	2%	30,236	2%	30,357	1%
Diluted weighted average common shares and common share equivalents outstanding	38,182	32,905	5,277	16%	37,764	1%	37,811	1%

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization of free rent, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales  29 West 35th Street, 17 Battery Place South, 90 Broad Street, 50 West 23rd Street, and 1412 Broadway through 1031 exchanges.

JOINT VENTURE STATEMENTS

Balance sheet for unconsolidated joint ventures

Unaudited

(000's omitted)

	March 31, 2003			March 31, 2002
	Total Property	SLG Property Interest		Total Property	SLG Property Interest
Land & land interests	219,993	117,455		129,471	65,858
Buildings & improvements	924,818	495,038		547,525	278,197
	1,144,811	612,493		676,996	344,055
Less accumulated depreciation	(35,892)	(18,536)		(22,668)	(11,480)

Net Real Estate	1,108,919	593,957		654,328	332,575

Cash and cash equivalents	33,316	17,334		19,678	9,747
Restricted cash	32,330	17,377		19,122	9,880
Tenant receivables, net of $404 reserve	6,057	3,280		2,045	1,072
Deferred rents receivable, net of reserve for tenant credit loss of $80 at 3/31/03	16,118	8,418		8,358	4,200
Deferred costs, net	13,200	7,072		9,731	4,917
Other assets	1,101	632		4,008	2,005

Total Assets	1,211,041	648,070		717,270	364,396

Mortgage loan payable	742,283	396,192	references pages 20 & 23	444,469	225,133
Derivative Instruments-fair value (1)	(7)	(4)		(549)	(302)
Accrued interest payable	2,166	1,124		1,767	878
Accounts payable and accrued expenses	38,793	22,680		11,106	5,756
Security deposits	5,438	2,744		5,718	2,769
Contributed Capital	422,368	225,334	references page 12	254,759	130,161

Total Liabilities and Equity	1,211,041	648,070		717,270	364,396

As of  March 31, 2003 the Company has six joint venture interests representing a 50% interest in 180 Madison Avenue acquired in December 2000, a 55% interest in1250 Broadway acquired in September 2001, a 50% interest in 100 Park Avenue acquired in February 2000, a 35% interest in 321 West 44th Street contributed May 2000,  a 55% interest in 1 Park Avenue contributed in June 2001, and a 55% interest in 1515 Broadway acquired in May 2002.  These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company's financial statements.  Additional detail is available on page 32.

(1)   This analysis includes hedge instruments at fair value of $306K on 1250 Broadway and $235K on 1515  Broadway.

JOINT VENTURE STATEMENTS

Statements of operations for unconsolidated joint ventures

Unaudited

(000's omitted)

	Three Months Ended March 31, 2003			Three Months Ended March 31, 2002
		SLG	SLG		SLG	SLG
	Total Property	Property Interest	Subsidiary	Total Property	Property Interest	Subsidiary
Revenues
Rental Revenue, net	32,819	17,406		22,053	11,223
Free rent	1,352	733		689	358
Amortization of free rent	(265)	(136)		(113)	(56)
Net free rent	1,087	597		575	302

Straight-line rent	1,947	1,039		1,074	545
Allowance for S/L tenant credit loss	(307)	(164)		(262)	(135)
Escalation and reimbursement revenues	8,576	4,559		4,509	2,302
Investment income	128	69		116	58
Other income	110	60		229	119
Total Revenues, net	44,360	23,567		28,295	14,414

Expenses
Operating expenses	12,156	6,471		7,126	3,605
Real estate taxes	8,186	4,345		4,253	2,161
Total Operating Expenses	20,342	10,816		11,379	5,766

GAAP NOI	24,325	12,915		17,177	8,783
Cash NOI	21,291	11,279		15,528	7,936

Interest	8,862	4,675		6,376	3,226
Depreciation and amortization	7,335	3,901		4,120	2,089

Net Income	7,821	4,176	references page 14	6,419	3,333

Plus: Real Estate Depreciation	6,382	3,387	references page 19	3,701	1,881
Plus: Extraordinary Loss	-	-		-	-
Plus: Management & Leasing Fees	-	-	69	-	-	74
Funds From Operations	14,203	7,563		10,120	5,214

FAD Adjustments:
Plus: Non Real Estate Depreciation	953	517		419	211
Plus: 2% Allowance for S/L Tenant Credit Loss	307	164		262	135
Less: Free and S/L Rent	(3,034)	(1,637)		(1,649)	(847)
Less: Second Cycle Tenant Improvement,	(3,624)	(1,971)		(637)	(310)
Less: Second Cycle Leasing Commissions	(1,253)	(684)
Less: Recurring Capex	(62)	(32)		(76)	(39)
FAD Adjustment	(6,713)	(3,643)		(1,681)	(850)

Operating Expense to Real Estate Revenue, net	27.36%	27.42%		25.26%	25.08%
GAAP NOI to Real Estate Revenue, net	54.75%	54.72%		60.89%	61.12%
Cash NOI to Real Estate Revenue, net	47.92%	47.79%		55.04%	55.22%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

($000's omitted)

	Common Stock	Additional Paid-In Capital	Retained Earnings	Deferred Compensation Plan	Accumulated Other Comprehensive Loss	TOTAL
Balance at December 31, 2001	300	583,350	39,684	(7,515)	(2,911)	612,908

Net Income			74,331			74,331
Preferred Dividend and Accretion			(9,690)			(9,690)
Exercise of employee stock options	3	6,644				6,647
Cash distributions declared ($1.7925 per common share)			(54,267)			(54,267)
Comprehensive Income - Unrealized loss of derivative instruments					(7,829)	(7,829)
Redemption of operating partnership units	1	3,128				3,129
Deferred compensation plan		(537)		534		(3)
Amortization of deferred compensation				1,419		1,419
Balance at December 31, 2002	304	592,585	50,058	(5,562)	(10,740)	626,645

Net Income			36,347			36,347
Preferred Dividend and Accretion			(2,431)			(2,431)
Exercise of employee stock options	2	3,583				3,585
Cash distributions declared ($0.465 per common share)			(14,446)			(14,446)
Comprehensive Income - Unrealized loss of derivative instruments					(635)	(635)
Redemption of operating partnership units	1	3,463				3,464
Deferred compensation plan	2	4,276		(4,278)		-
Amortization of deferred compensation				616		616
Balance at March 31, 2003	309	603,907	69,528	(9,224)	(11,375)	653,145

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock Options	Sub-total	Preferred Stock	Diluted Shares
Balance at December 31, 2002	30,421,693	2,145,190	-	32,566,883	4,698,900	37,265,783

YTD share activity	517,628	258,876	776,504	776,504
Balance at March 31, 2003- Basic	30,939,321	2,404,066	-	33,343,387	4,698,900	38,042,287

Dilution Factor	(233,555)	(124,364)	496,952	139,033		139,033
Balance at March 31, 2003 - Diluted	30,705,766	2,279,702	496,952	33,482,420	4,698,900	38,181,320

COMPARATIVE COMPUTATION OF FFO AND FAD

Unaudited

($000's omitted - except per share data)

		Three Months Ended March 31,			Three Months Ended Dec 31,		Three Months Ended Sept 30,
		2003	2002	% Change	2002	% Change	2002	% Change
Funds from operations
Net Income before Minority Interests and Items		18,785	18,193	3%	19,574	-4%	19,863	-5%

Add:	Depreciation and Amortization	10,883	9,267	17%	10,330	5%	9,711	12%
	FFO from Discontinued Operations	957	927	3%	898	7%	963	-1%
	FFO adjustment for Joint Ventures	3,387	1,881	80%	3,359	1%	3,072	10%
Less:	Dividends on Preferred Shares	2,300	2,300	0%	2,300	0%	2,300	0%
	Non Real Estate Depreciation/Amortization of Finance Costs	1,484	983	51%	1,235	20%	1,047	42%
	Funds From Operations - Basic	30,228	26,985	12%	30,626	-1%	30,262	0%

	Funds From Operations - Basic per Share	0.92	0.84	9%	0.94	-3%	0.93	-1%

Add:	Dividends on Preferred Shares	2,300	2,300	0%	2,300	0%	2,300	0%
	Funds From Operations - Diluted	32,528	29,285	11%	32,926	-1%	32,562	0%

	Funds From Operations - Diluted per Share	0.85	0.78	9%	0.87	-2%	0.86	-1%

Funds Available for Distribution
FFO		32,528	29,285	11%	32,926	-1%	32,562	0%

Add:	Non Real Estate Depreciation	1,463	987	48%	1,235	18%	1,046	40%
	2% Allowance for S/L Tenant Credit Loss	428	516	-17%	634	-33%	974	-56%
	Straight-line Ground Rent	160	160	0%	60	167%	60	167%
	Non-cash Deferred Compensation	616	179	244%	425	45%	178	245%
Less:	FAD adjustment for Joint Ventures	3,441	850	305%	1,054	226%	856	302%
	Straight-line Rental Income	1,481	1,821	-19%	1,191	24%	1,473	1%
	Free Rent - Occupied (Net of Amortization, incl. First Cycle)	627	715	-12%	(265)	-337%	690	-9%
	Amortization of Mortgage Investment Discount	82	95	-14%	98	-16%	97	-15%
	Second Cycle Tenant Improvements	1,460	3,603	-59%	3,134	-53%	6,691	-78%
	Second Cycle Leasing Commissions	1,456	848	72%	730	99%	2,711	-46%
	Revenue Enhancing Recurring CAPEX	175	-	0%	5	3704%	-	0%
	Non- Revenue Enhancing Recurring CAPEX	363	88	314%	2,324	-84%	232	56%

Funds Available for Distribution		26,110	23,107	13%	27,008	-3%	22,070	18%
	Diluted per Share	0.68	0.62	10%	0.72	-5%	0.58	17%
First Cycle Leasing Costs
	Tenant Improvement	-	78	-100%	-	0%	-	0%
	Leasing Commissions	-	279	-100%	-	0%	-	0%

Funds Available for Distribution after First Cycle Leasing Costs		26,110	22,750	15%	27,008	-3%	22,070	18%

Funds Available for Distribution per Diluted Weighted Average
Unit and Common Share		0.68	0.60	13%	0.72	-4%	0.58	17%

Redevelopment Costs		635	2,329	-73%	3,318	-81%	2,245	-72%

Payout Ratio of Funds From Operations		54.29%	56.82%		53.05%		51.38%
Payout Ratio of Funds Available for Distribution
Before First Cycle		67.63%	71.84%		64.67%		75.81%

SELECTED FINANCIAL DATA

Capitalization Analysis

Unaudited

($000's omitted)

	March 31,		December 31,	September 30,
	2003	2002	2002	2002
Market Capitalization
Common Equity:
Common Shares Outstanding	30,939	30,042	30,422	30,376
OP Units Outstanding	2,404	2,271	2,145	2,166
Total Common Equity (Shares and Units)	33,343	32,314	32,567	32,542
Share Price (End of Period)	30.56	33.60	31.60	30.74
Equity Market Value	1,018,972	1,085,745	1,029,101	1,000,329

Preferred Equity at Liquidation Value:	115,000	115,000	115,000	115,000

Real Estate Debt
Property Level Mortgage Debt	636,290	408,186	388,404	395,800
Company's portion of Joint Venture Mortgages	396,194	225,133	396,361	396,513
Outstanding Balance on - Term Loan	100,000	-	100,000	-
Outstanding Balance on – Secured Credit Line	-	34,931	-	30,931
Outstanding Balance on – Unsecured Credit Line	51,000	52,000	74,000	143,000
Total Combined Debt	1,183,484	720,250	958,765	966,244

Total Market Cap (Debt & Equity)	2,317,455	1,920,995	2,102,865	2,081,572

Availability
Senior Unsecured Line of Credit
Maximum Line Available	300,000	300,000	300,000	300,000
Letters of Credit issued	5,000	30,000	15,000	5,000
Outstanding Balance	51,000	52,000	74,000	143,000
Net Line Availability	244,000	218,000	211,000	152,000

Wells Fargo Term Loan
Maximum Available	150,000	-	150,000	-
Outstanding Balance	100,000	-	100,000	-
Net Availability	50,000	-	50,000	-

Secured Line of Credit
Maximum Line Available	75,000	75,000	75,000	75,000
Outstanding Balance	-	34,931	-	30,931
Net Line Availability	75,000	40,069	75,000	44,069
Total Availability under Lines of Credit & Term Loan	369,000	258,069	336,000	196,069

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	40.98%	29.20%	32.96%	33.81%
Debt to Gross Real Estate Book Ratio (1)	59.88%	46.82%	58.37%	56.45%
Secured Real Estate Debt to Secured Assets Gross Book (1)	70.87%	66.04%	66.18%	67.68%
Unsecured Debt to Unencumbered
Assets-Gross Book Value (1)	12.12%	14.03%	20.30%	39.29%
Secured Line of Credit to Structured Finance Assets (1)	0.00%	27.36%	0.00%	15.89%
Joint Ventures Allocated
Combined Debt to Market Cap Ratio	51.07%	37.49%	45.59%	46.42%
Debt to Gross Real Estate Book Ratio (1)	61.81%	51.71%	61.41%	60.34%
Secured Debt to Secured Assets Gross Book (1)	68.94%	47.58%	66.24%	67.13%

(1)   Excludes property level capital obligations.

SELECTED FINANCIAL DATA

Property NOI and Coverage Ratios

Unaudited

($000's omitted)

		Three Months Ended March 31,				Three Months Ended December 31,
		2003	2002	+/-	% Change	2002	+/-	% Change
Funds from operations		30,228	26,985	3,243	12%	30,626	(398)	-1%

Less:	Non – Building Revenue	9,597	8,294	1,303	16%	11,452	(1,855)	-16%

Plus:	Interest Expense (incl. Capital Lease Int.)	10,305	9,112	1,193	13%	9,809	496	5%
	Non Real Estate Depreciation	1,463	987	476	48%	1,235	228	18%
	MG&A Expense	3,186	3,202	(16)	0%	3,563	(377)	-11%
	Preferred Dividend	2,300	2,300	-	0%	2,300	(0)	0%
	GAAP NOI	37,885	34,292	3,593	10%	36,080	1,805	5%

Cash adjustments
Less:	Free Rent (Net of Amortization)	1,224	1,017	207	20%	66	1,158	1755%
	Straightline Revenue Adjustment	2,541	2,366	175	7%	1,096	1,445	132%

Plus:	Ground Lease Straight-line Adjustment	160	160	-	0%	160	-	0%
	Cash NOI	34,280	31,069	3,211	10%	35,078	(799)	-2%

	Real Estate Revenue, net	64,514	55,491	9,023	16%	57,136	7,378	13%

Operating margins
	GAAP NOI/Real Estate Revenue, net	58.72%	61.80%			63.15%
	Cash NOI/Real Estate Revenue, net	53.14%	55.99%			61.39%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	63.63%	68.41%			68.68%
	Cash NOI before Ground Rent/Real Estate Revenue, net	57.79%	62.31%			66.64%

Components of debt and fixed charges
	Interest on Fixed Rate Loans	6,232	5,628	604	11%	5,921	311	5%
	Interest on Floating Rate Loans	4,073	3,484	589	17%	3,888	185	5%
	Fixed Amortization Principal Payments	930	1,713	(783)	-46%	1,659	(729)	-44%
	Total Debt Service	11,235	10,825	410	4%	11,468	(233)	-2%

	Payments under Ground Lease Arrangements	3,004	2,999	5	0%	2,999	5	0%
	Preferred Stock Dividend	2,300	2,300	-	0%	2,300	-	0%
	Total Fixed Charges	16,539	16,124	415	3%	16,767	(228)	-1%

Adjusted EBITDA		43,695	39,849			45,967
Interest Coverage Ratio		4.24	4.37			4.69
Debt Service Coverage ratio		3.89	3.68			4.01
Fixed Charge Coverage ratio		2.64	2.47			2.74

SELECTED FINANCIAL DATA

2003 Same Store

Unaudited

($000's omitted)

		Three Months Ended March 31,				Three Months Ended December 31,
		2003	2002	+/-	% Change	2002	+/-	% Change
Revenues
	Rental Revenue	48,682	46,321	2,361	5%	47,796	886	2%
	Credit Loss	(386)	(513)	127	-25%	(434)	48	-11%
	Signage Rent	294	466	(172)	-37%	564	(270)	-48%
	Escalation & Reimbursement Revenues	7,689	6,680	1,009	15%	7,584	105	1%
	Investment & Other Income	721	415	306	74%	1,038	(317)	-31%
	Total Revenues	57,000	53,369	3,631	7%	56,548	452	1%
Expenses
	Operating Expense	14,918	12,621	2,297	18%	13,770	1,148	8%
	Ground Rent	3,159	3,159	(0)	0%	3,159	-	0%
	Real Estate Taxes	9,184	7,058	2,126	30%	7,653	1,531	20%
		27,261	22,838	4,423	19%	24,582	2,679	11%

	EBITDA	29,739	30,531	(792)	-3%	31,966	(2,227)	-7%

	Interest	7,133	7,243	(110)	-2%	7,274	(141)	-2%
	Depreciation & Amortization	8,311	8,178	133	2%	9,137	(826)	-9%
		-
	Income Before Minority Interest	14,295	15,110	(815)	-5%	15,555	(1,260)	-8%
Plus:	Real Estate Depreciation & Amortization	8,061	7,875	186	2%	8,684	(623)	-7%

	FFO	22,356	22,985	(629)	-3%	24,239	(1,883)	-8%

Less:	Non – Building Revenue	409	301	108	36%	826	(417)	-50%

Plus:	Interest Expense	7,133	7,243	(110)	-2%	7,274	(141)	-2%
	Non Real Estate Depreciation	250	303	(53)	-17%	453	(203)	-45%
	GAAP NOI	29,330	30,230	(900)	-3%	31,140	(1,810)	-6%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	479	708	(229)	-32%	(265)	744	-281%
	Straightline Revenue Adjustment	1,329	1,762	(433)	-25%	1,159	170	15%

Plus:	Ground Lease Straight-line Adjustment	160	160	-	0%	160	-	0%
	Cash NOI	27,682	27,920	(238)	-1%	30,406	(2,724)	-9%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	51.48%	56.42%			55.45%
	Cash NOI to Real Estate Revenue, net	48.58%	52.11%			54.15%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	57.02%	62.32%			61.08%
	Cash NOI before Ground Rent/Real Estate Revenue, net	53.85%	57.71%			59.49%

DEBT SUMMARY SCHEDULE

Unaudited

($000's omitted)

	Principal O/S Outstanding 3/31/2003	Coupon	Fixed Annual Payment	2003 Principal Repayment	Maturity Date	Due at Maturity	As-Of Right Extension	Earliest Prepayment
Fixed rate debt

Secured fixed Rate Debt
125 Broad Street	76,641	8.29%	7,058	799	10/11/2007	72,320	-	Oct-03
673 First Avenue	35,000	5.67%	1,985	-	2/20/2013	29,863	-	Feb-06
CIBC (against 1414 Ave. of Americas and 70 W. 36th St.)	25,591	7.90%	2,429	363	5/1/2009	12,196	-	Apr-03
711 Third Avenue	48,333	8.13%	4,420	410	9/10/2005	47,247	-	Jun-04
555 West 57th Street (Libor collar of 6.10% - 6.58% + 200bps)	68,085	8.10%	5,590	-	11/4/2004	66,959	-	Open
420 Lexington Avenue	122,640	8.44%	12,463	1,771	11/1/2010	104,406	-	Open
317 Madison (Libor Swap of 4.01% + 180bps)	65,000	5.81%	3,829	-	8/20/2004	65,000	8/20/2006	Open
875 Bridgeport Avenue, CT (1031 exchange asset)	14,821	8.32%	1,299	63	5/10/2025	5,466	-	Open
	456,111	7.71%	39,072	3,406
Unsecured fixed rate debt
Wells Fargo Unsecured Term Loan (Libor swap of 1.64% + 150bps) (1)	100,000	3.14%	3,140	-	11/5/2007	100,000	-	Nov-05

Total Fixed Rate Debt/Wtd Avg	556,111	6.89%	42,212	3,406

Floating rate Debt
Secured floating rate debt
Structured Finance Loan (Libor + 100bp)	22,178	2.38%		-	11/1/2003	22,178	-	Nov-03	(4)
220 E 42nd Street	158,000	3.12%		-	9/1/2004	158,000	-	Sep-04
Secured Line of Credit (Libor + 150bps)	-	0.00%		-	12/22/2004	-	12/22/2005	Open
Total Floating Rate Secured Debt/Wtd Avg	180,178	3.03%

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 150 bps)	51,000	2.96%		-	3/20/2006	51,000	-	Open
Total Floating Rate Unsecured Debt/Wtd Avg	51,000	2.96%

Total Floating Rate Debt Outstanding	231,178	3.01%

Total Debt/Wtd Avg	787,290	5.75%
Weighted Average Balance & Interest Rate	653,295	5.60%

SUMMARY OF JOINT VENTURE DEBT

	Principal O/S
	Gross Principal	SLG Share
Joint Venture Debt
180 Madison JV	31,650	15,794	7.81%	2,788	300	12/1/2005	30,778	-	Open
1250 Broadway (Libor Swap of 4.03% + 250bp) (2)	85,000	46,750	6.53%	5,551	-	10/1/2004	85,000	10/1/2006	Open
1515 Broadway (Libor + 191 bps) (3)	335,000	184,250	4.22%	-	-	5/14/2004	184,250	5/14/2006	Open
321 W 44th JV (Libor + 250bps)	22,000	7,700	3.85%	-	-	4/30/2003	7,700	-	Open
1 Park Avenue (Libor + 150 bps)	150,000	82,500	2.87%	-	-	1/10/2004	82,500	-	Open
100 Park Avenue JV	118,636	59,199	8.00%	10,211	478	9/1/2010	107,488	-	Open

Total Joint Venture Debt/Wtd Avg	742,285	396,194	4.91%	18,549	778

Weighted Average Balance & Interest Rate with SLG JV debt		1,054,045	5.34%

(1)   Libor swap on debt is stepped. On Janary 4, 2004 base swap will increase to 4.06% for balance of the term. The weighted libor base is 3.56%.

(2)   Swap on 1250 mortgage executed on SLG portion only through January 11, 2005.

(3)   Spread on 1515 is weighted for first mortgage and mezzanine pieces. In August 2002 a swap at a Libor of 2.29% was placed on $100mm of SL Green's share of debt.

(4)   Extension option exercised November 2002.

SUMMARY OF GROUND LEASE ARRANGEMENTS

Consolidated Statement  (REIT)

($000's omitted)

Property	2003 Scheduled Cash Payment	2004 Scheduled Cash Payment	2005 Scheduled Cash Payment	2006 Scheduled Cash Payment	Deferred Land Lease Obligations (1)	Year of Maturity
Operating Leases
673 First Avenue	3,010	3,010	3,108	3,304	13,311	2037
1140 Avenue of Americas (2)	348	348	348	348	-	2016	(3)
420 Lexington Avenue (2)	7,074	7,074	7,074	7,074	-	2008	(4)
711 Third Avenue (2) (5)	1,550	1,550	1,550	1,550	1,475	2032
125 Broad Street	1,075	1,075	1,075	1,075	-	2067	(6)
Total	13,057	13,057	13,155	13,351	14,786

Capitalized Lease
673 First Avenue	1,290	1,290	1,322	1,416	15,937	2037

(1)   Per the balance sheet at March 31, 2003.

(2)   These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3)   The Company has a unilateral option to extend the ground lease for an additional 50 years to 2066.

(4)   Subject to renewal at the Company's option through 2029.

(5)   Excludes portion payable to SL Green as owner of 50% leasehold.

(6)   The Company has an option to extend the ground lease for five years and six months starting January 1, 2068. The Condo Association can purchased the ground lease for $15 million.

STRUCTURED FINANCE

($000's omitted)

	Assets Outstanding	Wtd Average Assets during quarter	Wtd Average Yield during quarter		Current Yield		Libor Rate
3/31/2002	189,120	188,644	12.63%		12.82%		1.88%

Originations/Accretion	20,300
Preferred Equity	6,000
Redemptions	(20,172)
6/30/2002	195,248	175,907	12.65%		12.67%		1.86%

Originations/Accretion
Preferred Equity	-
Redemptions	(539)
9/30/2002	194,709	194,709	12.45%		12.40%		1.82%

Originations/Accretion	500
Preferred Equity	-
Redemptions	(49,570)
12/31/2002	145,639	194,693	12.51%		12.68%		1.35%

Originations/Accretion	23,040
Preferred Equity	(53,500)
Redemptions	(683)
3/31/2003	114,496	125,180	12.38	%(2)	12.73	%(3)	1.24	%(4)

(1)   Accretion includes original issue discounts and compounding investment income.

(2)   As of  March 31, 2003, net of seller financing, the weighted yield is 10.52%.

(3)   As of   March 31, 2003, net of seller financing, the current yield is 10.73%.

(4)   At quarter end $39mm of assets have fixed index rates. The weighted average base rate is 3.20%.

STRUCTURED FINANCE

($000's omitted)

Type of Investment	Quarter End Balance(1)	Senior Financing	Exposure Psf	Wtd Average Yield during quarter(2)	Current Yield(3)
Junior Mortgage Participation	$43,010	$250,277	$128	13.75%	14.26%

Mezzanine Debt	$50,136	$313,600	$184	11.59%	11.60%

Preferred Equity	$21,351	$145,000	$136	13.20%	13.89%

Balance as of 3/31/03	$114,496	$708,877	$154	12.38%	12.73%

Current Maturity Profile

(1)   Most investments are indexed to Libor and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2)   As of  March 31, 2003, net of seller financing, the weighted yield is 10.52%.

(3)   As of   March 31, 2003, net of seller financing, the current yield is 10.73%.

SELECTED PROPERTY DATA

					Leased						Annualized Rent
Properties	Submarket	Ownership	Rentable Sq. Feet	% of Total Sq. Feet	Mar-03	Dec-02	Sep-02	Jun-02	Mar-02	Annualized Rent ($'s)	100%	SLG	Total Tenants
PROPERTIES 100% OWNED
“Same Store”
1140 Avenue of the Americas	Rockefeller Center	Leasehold Interest	191,000	1	97.1	97.8	95.5	95.5	95.5	7,584,213	3	2	26
110 East 42nd Street	Grand Central	Fee Interest	181,000	1	98.6	98.6	97.9	97.8	99.8	6,109,705	2	2	28
1372 Broadway	Times Square South	Fee Interest	508,000	4	99.6	97.9	97.8	97.2	97.2	15,242,432	6	5	29
1414 Avenue of the Americas	Rockefeller Center	Fee Interest	111,000	1	93.0	94.3	96.5	97.6	97.6	4,020,171	2	1	23
1466 Broadway	Times Square	Fee Interest	289,000	2	89.3	88.6	86.2	84.4	84.9	9,880,586	4	3	96
17 Battery Place - North	World Trade/ Battery	Fee Interest	419,000	3	100.0	100.0	100.0	100.0	100.0	9,343,548	4	3	7
286 Madison Avenue	Grand Central South	Fee Interest	112,000	1	94.8	93.0	92.6	94.7	97.9	3,304,282	1	1	36
290 Madison Avenue	Grand Central South	Fee Interest	37,000	0	100.0	100.0	100.0	100.0	100.0	1,390,274	1	0	4
292 Madison Avenue	Grand Central South	Fee Interest	187,000	1	95.4	99.7	99.7	99.7	98.3	7,006,463	3	2	18
317 Madison Avenue	Grand Central	Fee Interest	450,000	3	96.1	93.4	94.3	94.5	94.0	13,987,965	6	4	105
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1,188,000	9	95.4	95.0	93.2	95.8	94.0	44,027,612	18	13	239
440 Ninth Avenue	Times Square South	Fee Interest	339,000	3	92.5	92.3	97.1	86.7	86.7	7,912,782	3	2	13
470 Park Avenue South	Park Avenue South/ Flatiron	Fee Interest	260,000	2	92.7	99.7	99.3	99.3	98.8	7,435,463	3	2	23
555 West 57th	Midtown West	Fee Interest	941,000	7	100.0	100.0	100.0	100.0	100.0	20,835,113	8	6	22
673 First Avenue	Grand Central South	Leasehold Interest	422,000	3	99.8	99.8	99.8	99.8	99.8	13,363,213	5	4	17
70 West 36th Street	Times Square South	Fee Interest	151,000	1	90.4	92.3	93.1	94.3	99.2	3,786,117	2	1	31
711 Third Avenue	Grand Central North	Operating Sublease (1)	524,000	4	99.8	99.1	100.0	100.0	100.0	19,523,531	8	6	19
1370 Broadway	Times Square South	Fee Interest	255,000	2	95.1	89.5	92.3	92.3	98.0	7,144,883	3	2	26
Subtotal / Weighted Average			6,565,000	51	96.8	96.6	96.6	96.5	96.5	201,898,353	81	61	762

Adjustments

125 Broad Street	Downtown	Fee Interest	525,000	4	100.0					15,452,628	6	4	5
220 East 42nd Street	Grand Central East	Fee Interest	1,135,000	9	91.9					31,728,242	13	10	44
Subtotal / Weighted Average			1,660,000	13	94.5					47,180,870	19	14	49

Total/ Weighted Average Properties 100% Owned			8,225,000	65	96.3	96.6	96.6	96.5	96.6	249,079,223	100	75	811

PROPERTIES <100% OWNED
Unconsolidated
180 Madison Avenue - 50%	Grand Central South	Fee Interest	265,000	2	83.8	82.0	82.1	87.3	89.7	6,982,848		1	50
1 Park Avenue - 55%	Grand Central South	Various Interests	913,000	7	85.9	98.6	98.6	98.4	98.3	24,663,185		5	17
1250 Broadway -55%	Penn Station	Fee Interest	670,000	5	98.2	98.5	99.3	99.3	99.5	21,920,853		4	26
100 Park Avenue - 50%	Grand Central South	Fee Interest	834,000	6	98.3	99.0	100.0	100.0	100.0	29,857,593		4	36
1515 Broadway - 55%	Times Square	Fee Interest	1,750,000	14	96.7	98.5	98.3	98.5		63,139,398		10	18
321 West 44th Street -35%	Times Square	Fee Interest	203,000	2	90.6	90.6	90.2	97.7	97.4	4,743,694		1	27
Subtotal / Weighted Average			4,635,000	36	94.1	97.3	97.5	98.2	98.1	151,307,570		25	174

Grand Total/ Weighted Average			12,860,000	100	95.5	96.9	97.0	97.2	97.0	400,386,793			985
Grand Total - SLG share of Annualized Rent										329,470,786		100

(1)   Including Ownership of 50% in Building Fee

LARGEST TENANTS BY SQUARE FEET LEASED

Wholly Owned Portfolio + Allocated JV Properties

								% of
			Total			% of	SLG Share of	SLG Share of
		Lease	Leased	Annualized	PSF	Annualized	Annualized	Annualized
Tenant	Property	Expiration	Square Feet	Rent ($)	Annualized	Rent	Rent($)	Rent
Viacom International, Inc.	1515 Broadway	2004, 2006, 2008, 2009, 2013	1,280,108	$53,496,216	$41.79	13.4%	$29,422,919	8.9%
Omnicom Group	220 East 42nd Street	2008, 2009, 2010, 2017	419,111	$11,705,772	$27.93	2.9%	$11,705,772	3.6%
Salomon Smith Barney	125 Broad Street	2005, 2006, 2010, 2011	330,900	$9,663,636	$29.20	2.4%	$9,663,636	2.9%
The City of New York	17 Battery Place	2012	325,664	$5,701,920	$17.51	1.4%	$5,701,920	1.7%
Visting Nurse Services	1250 Broadway	2005, 2006 & 2011	251,251	$7,022,544	$27.95	1.8%	$3,862,399	1.2%
City University of New York -CUNY	555 West 57th Street	2010, 2011, & 2015	249,854	$5,701,920	$22.82	1.4%	$5,701,920	1.7%
BMW of Manhattan, Inc.	555 West 57th Street	2012	227,782	$3,330,660	$14.62	0.8%	$3,330,660	1.0%
Philip Morris Managament Corp	100 Park Avenue	2007	175,887	$6,771,024	$38.50	1.7%	$3,378,741	1.0%
J&W Seligman & Co., Inc.	100 Park Avenue	2009	168,390	$5,326,740	$31.63	1.3%	$2,658,043	0.8%
C.B.S., Inc.	555 West 57th Street	2010	165,214	$3,756,864	$22.74	0.9%	$3,756,864	1.1%
Segal Company	1 Park Avenue	2009	157,944	$5,722,068	$36.23	1.4%	$3,147,137	1.0%
Metro North Commuter Railroad Co.	420 Lexington Avenue	2008 & 2016	134,687	$3,928,716	$29.17	1.0%	$3,928,716	1.2%
St. Luke's Roosevelt Hospital	555 West 57th Street	2014	133,700	$3,205,656	$23.98	0.8%	$3,205,656	1.0%
Tribune Newspaper	220 East 42nd Street	2010	131,665	$3,844,644	$29.20	1.0%	$3,844,644	1.2%
Coty Inc.	1 Park Avenue	2015	102,654	$3,842,592	$37.43	1.0%	$2,113,426	0.6%
Minskoff/Nederlander JV (1)	1515 Broadway	2024	102,452	$210,000	$2.05	0.1%	$115,500	0.0%
Ross Stores	1372 Broadway	2010	101,741	$2,761,752	$27.14	0.7%	$2,761,752	0.8%
Ketchum, Inc.	711 Third Avenue	2015	100,876	$4,343,568	$43.06	1.1%	$4,343,568	1.3%
CHF Industries	1 Park Avenue	2005	100,000	$3,512,460	$35.12	0.9%	$1,931,853	0.6%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2006 & 2009	99,650	$2,862,744	$28.73	0.7%	$2,862,744	0.9%
Ann Taylor Inc.	1372 Broadway	2010	93,020	$2,738,340	$29.44	0.7%	$2,738,340	0.8%
United Nations Population Fund	220 East 42nd Street	2010	91,021	$3,936,840	$43.25	1.0%	$3,936,840	1.2%

Crain Communications Inc.	711 Third Avenue	2009	90,531	$3,439,656	$37.99	0.9%	$3,439,656	1.0%
Information Builders Inc	1250 Broadway	2003	88,571	$2,171,772	$24.52	0.5%	$1,194,475	0.4%
Advanstar Communications	1 Park Avenue	2010	85,284	$3,011,532	$35.31	0.8%	$1,656,343	0.5%
TOTAL			5,207,957	$162,009,636	$31.11	40.5%	$120,403,523	36.5%

Wholly Owned Portfolio + Allocated JV Properties			12,860,000	$400,386,793	$31.13		$329,470,786

(1)   Minskoff/Nederlander JV pays percentage rent.

FIRST QUARTER 2003 - LEASING ACTIVITY

Available Space

Activity Type	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($'s)
Vacancy at 12/31/02			358,910

Acquired Vacancies
Office
	220 East 42nd Street		97,309

Sold Vacancies
Office
	50 West 23rd Street		(9,479)

Expiring Space
Office
	317 Madison Avenue	3	3,653	4,373	27.52
	1515 Broadway	2	31,215	31,215	65.70
	1 Park Avenue	2	216,365	216,365	41.71
	180 Madison Avenue	3	3,043	3,043	35.08
	100 Park Avenue	2	7,441	9,675	30.87
	1250 Broadway	1	2,091	3,072	42.00
	286 Madison	1	1,674	2,102	31.51
	292 Madison	1	8,113	10,113	26.17
	1414 Ave of Americas	1	1,430	1,850	25.92
	70 West 36th Street	1	2,733	3,789	20.24
	470 Park Avenue South	3	18,122	24,767	28.92
	1140 Sixth Avenue	1	1,317	1,870	32.00
	110 East 42nd Street	1	594	785	32.48
	321 W 44th Street	1	3,794	4,548	20.00
	1466 Broadway	13	11,504	14,455	33.44
	420 Lexington Avenue	12	28,041	30,341	35.15

	Total/Weighted Average	48	341,130	362,363	40.37

Storage
	317 Madison	1	51	51	12.00
	1 Park Avenue	1	2,079	2,654	22.00
	1466 Broadway	1	359	359	6.69
	420 Lexington Avenue	1	149	219	18.02

	Total/Weighted Average	4	2,638	3,283	19.90

Move Outs
Office
	317 Madison Avenue	1	1,791	2,558	41.82
	1414 Sixth Avenue	1	1,567	2,381	44.02
	1372 Broadway	1	3,016	3,016	45.44
	1466 Broadway	3	3,203	4,620	30.41
	420 Lexington Avenue	1	81	116	27.32
	Total/Weighted Average	7	9,658	12,691	38.81

Retail
	420 Lexington Avenue	1	200	200	37.08
	Total/Weighted Average	1	200	200	37.08

Relocating Tenants
Office
	317 Madison Avenue	1	1,371	1,535	48.59
	1466 Broadway	1	1,649	2,215	41.20
	420 Lexington Avenue	4	11,575	15,445	53.92
	Total/Weighted Average	6	14,595	19,195	52.02
Available Space
Office		61	365,383	394,249	40.89
Retail		1	200	200	37.08
Storage		4	2,638	3,283	19.90
	Total	66	368,221	397,732	40.71

Available Space			814,961

*      Escalated Rent is calculated as Total Annual Income less Electric Charges.

FIRST QUARTER - 2003 LEASING ACTIVITY

Leased Space

Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF	Prev. Escalated Rent/ Rentable SF	T.I / Rentable SF	Free Rent # of Months
Available Space as 3/31/03				814,961
Renewing Tenants
Office
	317 Madison Avenue	1	3.2	698	715	27.00	21.00	-	-
	100 Park Avenue	1	2.4	1,663	2,413	40.00	38.00	-	2.0
	110 East 42nd Street	1	1.0	594	785	32.50	32.48	-	-
	1466 Broadway	4	3.0	2,590	3,667	36.47	35.91	1.15	4.5
	Total/Weighted Average	7	2.6	5,545	7,580	36.29	34.82	0.56	1.2

Storage

	Total/Weighted Average

Relocating Tenants

Office
	317 Madison Avenue	1	3.4	561	824	42.00	48.59	7.92	-
	1466 Broadway	1	3.9	1,946	2,614	39.00	34.91	2.62	-
	420 Lexington Avenue	4	5.8	15,564	22,235	41.90	30.66	22.59	3.1
	Total/Weighted Average	6	5.5	18,071	25,673	41.61	31.67	20.59	0.7

New Tenants Replacing Old Tenants

Office
	317 Madison Avenue	5	3.3	9,684	14,219	27.55	24.38	10.73	6.0
	1370 Broadway	3	8.5	14,329	18,885	23.48	32.78	10.31	8.1
	1 Park Avenue	2	7.9	100,490	117,500	41.61	41.39	23.22	13.8
	180 Madison Avenue	3	4.6	6,200	7,816	37.34	21.84	31.63	8.0
	286 Madison Avenue	1	3.0	2,034	2,906	30.00	25.78	5.00	-
	1414 Sixth Avenue	1	5.0	1,567	2,382	36.00	44.02	7.33	2.0
	1372 Broadway	1	10.6	8,749	11,362	28.00	23.13	23.71	6.5
	711 Third Avenue	1	4.5	3,417	4,882	43.00	31.65	16.00	3.0
	1466 Broadway	4	1.5	3,028	4,447	35.54	36.34	3.90	3.5
	420 Lexington Avenue	6	5.1	11,971	18,969	35.17	39.53	13.84	18.1
	Total/Weighted Average	27	7.0	161,469	203,368	37.09	36.92	19.58	4.6

Retail
	1372 Broadway	1	5.0	3,016	3,016	42.10	45.44	-	-
	Total/Weighted Average	1	5.0	3,016	3,016	42.10	45.44	-	-

Storage

	420 Lexington Avenue	1	1.8	52	74	25.00	12.00	-	-
	Total/Weighted Average	1	1.8	52	74	25.00	12.00	-	-

FIRST QUARTER - 2003 LEASING ACTIVITY

Leased Space

Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF	Prev. Escalated Rent/ Rentable SF	T.I / Rentable SF	Free Rent # of Months
New Tenants Replacing Vacancies
Office
	317 Madison Avenue	2	8.2	7,297	10,419	35.41	-	43.8	7.0
	220 East 42nd Street	3	10.2	5,438	7,718	44.00	-	40.2	3.0
	440 Ninth Avenue	1	7.0	558	797	29.00	-	-	4.0
	1466 Broadway	3	4.0	4,038	5,338	35.82	-	8.67	2.0
	420 Lexington Avenue	3	6.8	9,567	14,819	36.11	-	36.04	10.0
	Total/Weighted Average	12	7.4	26,898	39,091	38.05	-	34.46	1.9

Storage
	420 Lexington	1	4.4	144	205	20.00	-	-	-
	Total/Weighted Average	1	6.3	144	205	20.00	-	-	-

Leased Space
Office		52	6.8	211,983	275,712	37.62	36.28	21.22	4.1
Retail		1	5.0	3,016	3,016	42.10	45.44	-	-
Storage		2	5.1	196	279	21.33	3.18	-	-
	Total	55	6.8	215,195	279,007	37.65	36.39	20.96	4.0

Sold Vacancies

Sub-Total Available Space @ 3/31/03				599,766

Holdover Tenants
	317 Madison	1	0	546	702	30.00	30.00	-	-
	1515 Broadway	1	0	640	640	20.00	20.00	-	-
	1 Park Avenue	1	0	2,079	2,654	22.00	22.00	-	-
	180 Madison Avenue	2	0	1,636	1,636	33.01	33.01	-	-
	286 Madison Avenue	1	0	1,674	2,102	31.51	31.51	-	-
	321 West 44th Street	1	0	3,794	4,548	12.93	20.00	-	-
	1466 Broadway	7	0	6,743	8,455	32.90	32.90	-	-
	420 Lexington Avenue	3	0	7,201	8,333	34.70	34.70	-	-
		17	0	24,313	29,070	28.85	29.95	-	-

Total Available Space @ 3/31/03				575,453

FIRST QUARTER - 2003 LEASING ACTIVITY

Leased Space

Activity Type	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF	Prev. Escalated Rent/ Rentable SF	T.I / Rentable SF	Free Rent # of Months
Early Renewals
Office
	555 West 57th Street	1	5.0	22,214	31,766	29.00	23.69	5.00	-
	70 West 36th Street	1	2.0	1,105	1,616	24.00	22.73	-	-
	711 Third Avenue	1	1.0	2,727	3,864	31.00	28.27	-	-
	1466 Broadway	1	2.8	2,041	2,830	38.00	40.83	5.00	-
	420 Lexington	1	5.0	724	945	33.00	41.21	4.71	-
		5	4.4	28,811	41,021	29.70	25.67	4.33	-

Retail
	70 West 36th Street	1	7.0	3,844	3,844	39.36	61.85	4.03	-
		1	7.0	3,844	3,844	39.36	61.85	4.03	-

Storage
	70 West 36th Street	1	7.0	3,137	4,514	19.65	9.97	-	-
	555 West 57th Street	1	5.0	2,017	2,915	15.00	15.00	-	-
		2	6.6	5,154	7,429	23.05	16.88	-	-

Renewals
	Expired/Renewed Office	7	2.6	5,545	7,580	36.29	34.82	0.56	1.2
	Early Renewals Office	5	4.4	28,811	41,021	29.70	25.67	4.33	-
	Early Renewals Retail	1	7.0	3,844	3,844	39.36	61.85	4.03	-
	Early Renewals Storage	2	6.6	5,154	7,429	23.05	16.88	-	-
	Total	15	4.6	43,354	59,874	30.33	28.06	3.29	0.4

*      Annual Base Rent

**   Escalated Rent is calculated as Total Annual Income less Electric Charges.

ANNUAL LEASE EXPIRATIONS

Consolidated Properties

Year of Lease Expiration	Number of Expiring Leases**	Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases ($'s)	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf ***	Year 2003 Weighted Average Asking Rent $/psf
In 1st Quarter 2003*	32	63,280	0.79%	$1,908,732	$30.16	$35.76
In 2nd Quarter 2003	39	174,431	2.17%	$5,554,056	$31.84	$36.07
In 3rd Quarter 2003	33	93,879	1.17%	$3,781,596	$40.28	$36.03
In 4th Quarter 2003	36	252,498	3.14%	$6,768,984	$26.81	$31.98

Total 2003	140	584,088	7.27%	$18,013,368	$30.84	$34.26

2004	143	635,235	7.91%	$21,132,420	$33.27	$32.66
2005	132	540,640	6.73%	$17,578,548	$32.51	$34.10
2006	84	553,043	6.88%	$17,134,752	$30.98	$33.24
2007	87	412,386	5.13%	$13,625,004	$33.04	$34.34
2008	55	497,744	6.19%	$15,361,260	$30.86	$33.09
2009	40	622,735	7.75%	$19,691,484	$31.62	$32.88
2010	54	1,517,465	18.89%	$47,810,688	$31.51	$34.21
2011	23	308,561	3.84%	$12,779,388	$41.42	$35.77
2012	26	807,936	10.06%	$18,185,796	$22.51	$28.26
Thereafter	50	1,554,788	19.35%	$47,766,515	$30.72	$34.42

	834	8,034,621	100.00%	$249,079,223	$31.00	$33.35

*      Includes month to month holdover tenants that expired prior to 3/31/03.

**    Tenants may have multiple leases.

**    Represents current in place annualized rent allocated by year of maturity.

ANNUAL LEASE EXPIRATIONS

Joint Venture Properties

Year of Lease Expiration	Number of Expiring Leases**	Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases ($'s)	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf ***	Year 2003 Weighted Average Asking Rent $/psf
In 1st Quarter 2003*	5	93,501	2.17%	$2,302,056	$24.62	$35.13
In 2nd Quarter 2003	5	29,272	0.68%	$1,048,980	$35.84	$43.57
In 3rd Quarter 2003	8	35,685	0.83%	$1,030,440	$28.88	$35.59
In 4th Quarter 2003	9	45,389	1.05%	$2,703,888	$59.57	$41.77

Total 2003	27	203,847	4.72%	$7,085,364	$34.76	$39.03

2004	18	152,999	3.54%	$6,500,796	$42.49	$41.01
2005	29	405,515	9.39%	$11,514,108	$28.39	$40.80
2006	25	366,612	8.49%	$10,339,968	$28.20	$37.14
2007	15	286,432	6.63%	$11,455,572	$39.99	$41.82
2008	16	342,212	7.93%	$11,175,600	$32.66	$40.77
2009	17	524,865	12.16%	$18,254,568	$34.78	$40.09
2010	15	1,329,504	30.80%	$53,809,476	$40.47	$44.71
2011	5	101,393	2.35%	$4,144,284	$40.87	$33.41
2012	7	202,403	4.69%	$3,738,636	$18.47	$36.59
Thereafter	11	401,384	9.30%	$13,289,198	$33.03	$40.41

	185	4,317,166	100.00%	$151,307,570	$35.05	$41.06

*      Includes month to month holdover tenants that expired prior to 3/31/03

**    Tenants may have multiple leases.

***  Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997

	Property	Type of Ownership	Submarket	Net Rentable s.f.	% Leased at acquisition	% Leased 3/31/2003	Acquisition Price ($'s)
1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central North	1,188,000	83	95	$78,000,000
Mar-98	1466 Broadway	Fee Interest	Times Square	289,000	87	89	$64,000,000
Mar-98	321 West 44th	Fee Interest	Times Square	203,000	96	91	$17,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central North	524,000	79	100	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Garment	339,000	76	93	$32,000,000
Aug-98	1412 Broadway	Fee Interest	Times Square South	389,000	90	N/A	$82,000,000
				2,932,000			$338,600,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central North			-	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100	100	$66,700,000
May-99	90 Broad Street - 35% JV	Fee Interest	Financial	339,000	82	N/A	$34,500,000
May-99	The Madison Properties:	Fee Interest	Grand Central South				$50,000,000
	286 Madison Avenue			112,000	99	95
	290 Madison Avenue			36,800	86	100
	292 Madison Avenue			187,000	97	95
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	97	N/A	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	-			$34,100,000
				2,285,800			$305,600,000
2000 Acquisitions
Feb-00	100 Park Avenue	Fee Interest	Grand Central South	834,000	97	98	$192,000,000
Dec-00	180 Madison Avenue	Fee Interest	Grand Central South	265,000	90	84	$41,250,000
Contribution to JV
May-00	321 West 44th	Fee Interest	Times Square	203,000	98	91	$28,400,000
				1,302,000			$261,650,000
2001 Acquisitions
Jan-01	1370 Broadway	Fee Interest	Garment	255,000	97	95	$50,500,000
Jan-01	1 Park Avenue	Various Interests	Grand Central South	913,000	97	86	$233,900,000
Jan-01	469 7th Avenue - 35% JV	Fee Interest	Penn Station	253,000	98	N/A	$45,700,000
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95	96	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (1)	Fee Interest	Penn Station	670,000	98	98	$126,500,000
				2,541,000			$562,200,000

2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98	97	$483,500,000
							$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	United Nations	1,135,000	92	92	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100	100	$92,000,000
				1,660,000			$357,000,000

(1)   Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999

	Property	Type of Ownership	Submarket	Net Rentable s.f.	Sales Price ($'s)	Sales Price ($'s/SF)
2000 Sales
Feb-00	29 West 35th Street	Fee Structure	Garment	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Structure	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35 % JV	Fee Structure	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Structure	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Structure	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156

2001 Sales
Jan-01	633 Third Ave	Fee Structure	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Structure	Times Square	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Structure	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Structure	Grand Central North	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Structure	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242

2002 Sales
Jun-02	469 Seventh Avenue	Fee Structure	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210

2003 Sales
Mar-03	50 West 23rd Street	Fee Structure	Chelsea	333,000	$66,000,000	$198
				333,000	$66,000,000	$198

(1)   Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments

Equity income/ (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings.  For its investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired.  Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is adjusted EBITDA divided by the total payments for ground leases and preferred stock.

Fixed charge coverage is adjusted EBITDA divided by total interest expense (including capitalized interest and debt premium amortization, but excluding finance cost amortization) plus preferred dividends and distributions.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV; less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined as income from operations before minority interests, gains or losses from sales of real estate and extraordinary items plus real estate depreciation, an adjustment to derive SLG’s pro rata share of the FFO of unconsolidated joint ventures, and perpetual preferred stock dividends.  In accordance with NAREIT White Paper on FFO, SLG includes the effects of straight-line rents in FFO.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Operating earnings per share reflects income before minority interests and gains (losses) from dispositions of real estate and impairment reserves on assets held for sale and operating properties less minority interests’ share of income and preferred stock dividends if anti-dilutive.

Percentage leased represents the total percentage of total rentable square feet owned, which is leased, including month-to-month leases, as of the date reported.  Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.”  These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TI’s and LC’s are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generations space.  Costs incurred prior to leasing available square feet are not included until such space is leased.  Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock equity income redeemable shares.  SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less than JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has a controlling interest (e.g. consolidated joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green	Thomas E. Wirth
Chairman of the Board and CEO	Chief Financial Officer
Marc Holliday	Gerard Nocera
President	Executive VP, Director of Real Estate
Michael W. Reid	Andrew S. Levine
Chief Operating Officer	General Counsel and Secretary

ANALYST COVERAGE

Firm	Analyst	Phone	Email
AG Edwards	Dave Aubuchon	(314 955-5452)	aubuchond@agedwards.com
Corinthian Partners, LLC	Claus Hirsch	(212 287-1565)	cwhirsch@rcn.com
Credit Suisse First Boston	Larry Raiman	(212 538-2380)	lawrence.raiman@csfb.com
Deutsche Banc Alex. Brown	Louis W. Taylor	(212 469-4912)	louis.taylor@db.com
Goldman Sachs	David J. Kostin	(212 902-6781)	david.kostin@gs.com
Legg Mason Wood Walker, Inc.	David Fick	(410 454-5018)	dmfick@leggmason.com
Lehman Brothers, Inc.	David Shulman	(212 526-3413)	dshulman@lehman.com
J.P. Morgan Securities Inc.	Anthony Paolone	(212 622-6682)	anthony.paolone@jpmorgan.com
McDonald & Company	Anatole Pevnev	(216 263-4783)	apevnev@mcdinvest.com
Prudential Securities	James W. Sullivan	(212 778-2515)	jim_sullivan@prusec.com
Raymond James & Associates	Paul Puryear	(727 573-8607)	ppuryear@ecm.rjf.com
Salomon Smith Barney	Jonathan Litt	(212 816-0231)	jonathan.litt@ssmb.com
Wachovia Securities	Christopher Haley	(443 263-6773)	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analyst(s) listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.